THE SECURITIES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THESE SECURITIES UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.


                      EQUITY LINE OF CREDIT


               SECURED CONVERTIBLE PROMISSORY NOTE
                             between
                  FLEXPOINT SENSOR SYSTEMS, INC.
                               and
                    BROAD INVESTMENT PARTNERS

==============================================================================

$1,500,000
2% loan origination fee $30,000
10% annual interest (applied to all outstanding balance)

      Flexpoint Sensor Systems, Inc., a Nevada corporation (the "Company"), for value received, hereby promises to pay to Broad Investment Partners, a Nevada company (the "Noteholder"), at 365 Denver Street Salt Lake City, Utah, or its assigns, the sum of One Million Five Hundred Thousand and no/100 dollars ($1,500,000), plus a 2% origination fee, totaling Thirty Thousand dollars ($30,000), or such other amounts as may be outstanding, plus interest accrued on unpaid principal, including unpaid origination fee, compounded annually, at a rate per annum of ten percent (10%), from the date of this Equity Line until the principal amount hereof and all fees and interest accrued thereon is paid (or converted, as provided in Section 2 hereof). Accrued fees and interest due on this Equity Line of Credit shall be payable in full on the Equity Line within three years of the signing of this document, at the principal address of Noteholder or by mail to the registered address of the holder of this Note. The principal amount of this Note, with fees and interest accrued thereon, shall be payable at the principal address of Noteholder or by mail to the registered address of the holder of this Note on the earliest to occur of (i) within three years of the signing of this document, (ii) a default under this Note in accordance with Paragraph 8 below,
(iii) upon the closing of the sale of securities pursuant to a registration statement filed by the Company under the securities Act of 1933, as amended, in connection with the offering of its securities to the public ("Public Offering"), or (iv) the date five (5) days after the date of any breach by the Company of any agreement with Noteholder and/or any affiliate of Noteholder, unless this Note shall have been previously converted pursuant to Section 2 hereof or as provided otherwise in this Note.

      This Equity Line and/or Note may be prepaid in full at any time without penalty upon ten (10) days written notice to Noteholder; provided, however, Noteholder shall have no obligation to accept any payment less than the entire principal balance, plus accrued interest.

      If any payment is not made when due hereunder, time being of the essence, a late fee equal to five percent (5%) of such late payment shall be immediately due hereunder (in addition to all other amounts due hereunder), and all amounts outstanding hereunder shall bear interest until all payments hereunder are brought current at the lesser of (i) the rate of 15% per annum or (ii) the highest rate for which Borrower may legally contract under applicable law.

      All payments hereunder shall be payable in lawful money of the United States of America which shall be legal tender for public and private debts at the time of payments. Any and all payments by Borrower under this Note shall be applied as follows: first, to the repayment of any amounts advanced by Noteholder hereunder or related hereto; second, to the payment of any late charges; third, to the payment of accrued interest; and fourth, to the payment of principal.

      The following additional terms and conditions shall apply hereto:

      1. Definitions. The following definitions shall apply for all purposes of this Note:

            1.1 "Company" shall mean the Company as defined above and includes any corporation which shall succeed to or assume the obligations of the Company under this Note.

            1.2 "Change of Control Transaction" shall mean a merger, acquisition, or other business combination in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to different holders in a single transaction or a series of related transactions.

            1.3 "Conversion Date" shall mean the date on which, pursuant to Sections 2 and 3 hereof, Noteholder exercises its right to convert this Note into the Conversion Stock at the Note Conversion Price.

            1.4 "Conversion Stock" shall mean the shares of Common Stock, $0.001 par value, of the Company, with the rights and terms as set forth in the Company's Certificate of Incorporation ("Articles"). The number and character of shares of Conversion Stock are subject to adjustment as provided herein and the term "Conversion Stock" shall include shares and other securities and property at any time receivable or issuable upon conversion of this Note in accordance with its terms.

            1.5   "Note Conversion Price" shall be $0.50 per share.

            1.6 "Noteholder," "holder", or similar terms, when the context refers to a holder of this Note, shall mean any person who shall at the time be the registered holder of the Note.

      2.    Conversion.

            2.1 "Conversion of Note" At any time prior to payment in full of the entire principal balance, plus accrued interest, and upon five (5) days written notice, Noteholder shall have the right, at the holder's option, to convert the principal and accrued interest on this Note, in whole or in part, into Conversion Stock at the Note Conversion Price. Conversion under this
Section 2 shall occur only upon surrender of this Note for conversion at the principal offices of the Company, accompanied by written notice of election to convert.

            2.2 "Certain Transactions" The Company shall give written notice to Noteholder of any Change of Control Transaction at least ten (10) business days prior to the date on which Such Change of Control Transaction shall take place. Prior to the closing of such Change of Control Transaction, the Company shall, at Noteholder's election, either (i) repay all unpaid principal and interest under this Note, or (ii) convert this Note into Conversion Stock at the Note Conversion Price.

      3. Issuance of Conversion Stock. As soon as practicable after conversion of this Note, the Company, at its expense, will cause to be issued in the name of and delivered to the holder of this Note, a certificate or certificates for the number of shares of Conversion Stock to which the holder shall be entitled upon such conversion together with any other securities and property to which the holder is entitled upon such conversion under the terms of this Note. Such conversion shall be deemed to have been made (i) under
Section 2 above and (ii) immediately prior to the close of business on the date that the Note shall have been surrendered for conversion, accompanied by written notice of election to convert. No fractional shares will be issued upon conversion of this Note. If upon an conversion of this Note a fraction of a share would otherwise result, then, in lieu of such fractional share, the Company will pay the cash value of that fractional share, calculated on the basis of the applicable Note Conversion Price.

      4. Adjustment of Number of Shares. The number and character of shares of Conversion Stock issuable upon conversion of this Note (or any shares of stock or other securities or property at the time receivable or issuable upon conversion of this Note) are subject to adjustment upon the occurrence of any of the following events:

            4.1 "Adjustment for Stock Splits, Stock Dividends, Recapitalizations, etc." In the event that the Company shall fix a record date for the determination of holders of securities affected by any stock split, stock dividend, reclassification, recapitalization or other similar event that will, in the future, affect the number of outstanding shares of the Company's capital stock, then, and in each such case, Noteholder, upon conversion of this Note at any time after the Company shall fix the record date for such event, shall receive, in addition to the shares of Conversion Stock issuable upon conversion of the Conversion Date, the right to receive the securities of the Company to which such holder would have been entitled if such holder had converted this Note immediately prior to such record date (all subject to further adjustment as provided in this Note.)

            4.2 "Adjustment for Dividends and Distributions." In the event that the Company shall make or issue, or shall fix a record date for the determination of eligible holders of securities entitled to receive, a dividend or other distribution payable with respect to the Conversion Stock (or any shares of stock or other securities at the time issuable upon conversion of this Note) that is payable in (a) securities of the Company other than capital stock or (b) any other assets, then, and in each such case, Noteholder, upon conversion of this Note at any time after the consummation, effective date or record date of such event, shall receive, in addition to the shares of Conversion Stock (or such other stock or securities) issuable upon such conversion prior to such date, the securities or such other assets of the Company to which such holder would have been entitled upon such date if such holder had converted this Note immediately prior thereto (all subject to further adjustment as provided in this Note).

            4.3 "Adjustment for Reorganization, Consolidation, Merger." In the event of any reorganization not considered a Change of Control Transaction of the Company (or any other corporation the stock or other securities of which are at the time receivable upon the conversion of this Note) after the date of this Note, or in the event, after such date, the Company (or any such corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation where such transaction is not considered a Change of Control Transaction, then, and in each such case, Noteholder, upon the conversion of this Note (as provided in Section 2) at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the conversion of this Note prior to such consummation, the stock or other securities or property to which such Noteholder would have been entitled upon the consummation of such reorganization, consolidation, merger or conveyance if such holder had converted this Note immediately prior thereto, all subject to further adjustment as provided consolidation, merger or conveyance (if other than the Company) shall duly execute and deliver to Noteholder a supplement hereto acknowledging such corporation's obligations under this Note. In each such case, the terms of the Note shall be applied to the shares of stock or other securities or property receivable upon the conversion of this Note after the consummation of such reorganization, consolidation, merger or conveyance.

            4.4 "Conversion of Stock." In the event that all of the authorized Conversion Stock of the Company is converted, pursuant to the Amended Articles, into other capital stock or securities or property, or the Conversion Stock otherwise ceases to exist, then Noteholder, upon conversion of this Note at any time after the date on which the Conversion Stock is so converted or ceases to exist (the "Termination Date"), shall receive, in lieu of the number of shares of Conversion Stock that would have been issuable upon such conversion immediately prior to the Termination Date (the "Former Number of Shares of Conversion Stock"), the stock and other securities and property to which such Noteholder would have been entitled to receive upon the Termination Date if such holder had converted this Note with respect to the Former Number of Shares of Conversion Stock immediately prior to the Termination Date (all subject to further adjustment as provided in this Note).

            4.5 "Notice of Adjustments" This Company shall promptly give written notice of each adjustment or readjustment of the number of shares of Conversion Stock or other securities issuable upon conversion of this Note, by first class mail, postage prepaid, to the registered holder of this Note at the holder's address as shown on the Company's books. The notice shall describe the adjustment or readjustment and show in reasonable detail the facts on which the adjustment or readjustment is based.

            4.6 "No Change Necessary" The form of this Note need not be changed because of any adjustment in the number of shares of Conversion stock issuable upon its conversion.

            4.7 "Reservation of Stock" The Company has taken all necessary corporation action and obtained all necessary government consents and approvals to authorize the issuance of this Note and, prior to the conversion hereof, the shares of Conversion Stock issuable upon conversion of this Note. If at any time the number of authorized but unissued Common Stock or other securities shall not be sufficient to effect the conversion of this Note, then the Company will take such corporate action as may, in the opinion of its legal counsel, be necessary to increase its authorized but unissued Stock or other securities to such number of shares of Common Shares or other securities as shall be sufficient for such purpose.

      5. Fully Paid Shares. All shares of Conversion Stock issued upon the conversion of this Note shall be validly issued, fully paid and non-assessable.

      6. No Rights or Liabilities as Shareholder. This Note does not by itself entitle Noteholder to any voting rights or other rights as a shareholder of the Company. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of the holder, shall cause such holder to be a shareholder of the company for any purpose.

      7. Corporate Action; No Impairment. The Company will not, by amendment of its Certificate of Incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, repurchase of securities, sale of assets or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate, or as reasonably requested by Noteholder, in order to protect the rights of Noteholder under this Note against wrongful impairment. The Company shall not negotiate with or entertain discussions with any party regarding a Change of Control Transaction without prior written notice to Noteholder. The Company shall not amend its Certificate of Incorporation or issue any capital stock or options to purchase any capital stock of the Company without the prior written consent of Noteholder which shall not be unreasonably withheld; provided, however, that the Company may issue stock in connection with the exercise or conversion of currently outstanding options, warrants and other convertible securities.

      8. Default. The Company will be in default if the Company fails to make any payment when due hereunder. The Company will also be in default if any of the following occurs and such default is not cured within a five (5) day period after Noteholder has given the Company written notice of such default;
            (a) The Company breaches any material obligation to Noteholder hereunder.

            (b) A receiver is appointed for any part of the Company's property, the Company makes an assignment for the benefit of creditors, or any proceeding is commenced either by the Company or against the Company under any bankruptcy or insolvency laws.

            (c) The Company suspends its normal business operations or otherwise fails to continue to operate its business in the ordinary course.

      In the event of a default under this Section 8, Noteholder shall, in addition to any other remedies allowed by law, be entitled to accelerate all unpaid principal and interest under this Note.

      9.    Conversion Rights.  Holder shall have the rights provided in this
Section 9 upon conversion of this Note into Free Trading Common Stock of the Company pursuant to the terms of Section 2 above.

            9.1 All Expenses incurred in connection with any bankruptcy court filing, Securities and Exchange Commission filing , any and all necessary documents pursuant to the conversion of free trading shares, qualification, exemption or compliance, shall be borne by the Company.

            9.2 In the case of the bankruptcy court approval, qualification, exemption or compliance effected by the Company pursuant to this Agreement, the Company shall, upon reasonable request, inform each Holder as to the status of such bankruptcy court approval, qualification, exemption and compliance. At its expense the Company shall:

                  (a) use its best efforts to keep any such qualification, exemption or compliance under the bankruptcy court rules which the Company determines to obtain, continuously effective until the Holders have completed the distribution as described in this document relating thereto. The period of time during which the Company is required hereunder to keep the conversion rights into Free Trading Securities available is referred to herein as "the Conversion Period". Notwithstanding the foregoing, at the Company's election, the Borrower may cease to keep such qualification, exemption or compliance effective with respect to any Free Trading Securities, (or other exemption from registration acceptable to the Company) required by the Securities and Exchange Commission for the sale thereof; and

                  (b)  advise the Holders:

                       (i) when approval by the bankruptcy court for the conversion of stock into free trading securities have become effective;

                       (ii) of any request by the Commission for information;


                       (iii) of the receipt by the Company of any notification with respect to any jurisdiction or the initiation or threatening of any proceeding for such purpose against the Company; and

                  (c) prior to any public offering of Registrable Securities pursuant to any Registration Statement, register or qualify or obtain an exemption for offer and sale under the securities or blue sky laws of such jurisdiction as any such Holders reasonably request in writing, provided that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction, and do any and all other acts or things reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by such Registration Statement;

                  (d) cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Convertible Securities to be sold pursuant to approval of the bankruptcy court and in compliance with the Securities and Exchange Commission free of any restrictive legends to the extent not required at such time and in such denominations and issued in such names as Holders may request at least three (3) business days prior to sales of Convertible Securities pursuant to such bankruptcy court approval and Securities and Exchange Commission compliance;

            9.3 The Holders shall have no right to take any action to restrain, enjoin or otherwise delay any conversion hereof as a result of any controversy that may arise with respect to the interpretation or implementation of this Agreement.

            9.4 (a) To the extent permitted by law, the Company shall indemnify each Holder and each person controlling such Holder within the meaning of Section 15 of the Act, with respect to which any conversion, qualification or compliance has been effected pursuant to this Agreement, against all claims, losses, damages and liabilities (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any and all documents deemed necessary by the bankruptcy court and/or Securities and Exchange Commission, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and will reimburse each Holder and each person controlling such Holder, for reasonable legal and other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred; provided that the Company will not be liable in any such case to the extent that any untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder and stated to be specifically for use in preparation of such necessary documents, prospectus or offering circular; and, provided further, that the Company will not be liable in any such case where the claim, loss, damage or liability arises out of or is related to the failure of the Holder to comply with the covenants and agreements contained in this Agreement respecting sales of Free Trading Securities.

                  (b) As a condition to the inclusion of its Convertible Securities, each Holder shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may request in writing or as shall be required in connection with any conversion, qualification or compliance referred to in this Section 9.

                  (c) Each Holder hereby covenants with the Company (i) not to make any sale of the Convertible Securities without effectively causing any and all acts and/or documentation required by the Securities and Exchange Commission under the Act to be satisfied, and (ii) if such Convertible Securities are to be sold by any method or in any transaction other than on a national securities exchange, Nasdaq National Market, Nasdaq SmallCap Market or in the over-the-counter market, in privately negotiated transactions, or in a combination of such methods, to notify the Company at least five (5) business days prior to the date on which the Holder first offers to sell any such Convertible Securities.

                  (d) Each Holder acknowledges and agrees that the Convertible Securities sold pursuant to any and all documentation required by the bankruptcy court and/or the Securities and Exchange Commission described in this Section are not transferable on the books of the Company unless the stock certificate submitted to the transfer agent evidencing such Convertible Securities is accompanied by a certificate reasonably satisfactory to the Company to the effect that (i) the Convertible Securities have been sold in accordance with any and all requirements set forth by the bankruptcy court and/or the Securities and Exchange commission; and (ii) the requirement of delivering all necessary documents has been satisfied.

                  (e) Each Holder agrees not to take any action with respect to any distribution deemed to be made pursuant to such conversion which would constitute a violation of Regulation M under the Exchange Act or any other applicable rule, regulation or law.

            9.5 With a view to making available to the Holders the benefits of certain rules and regulations of the Commission which at any time permit the sale of these Free Trading Securities to the public without registration, the Company shall use its reasonable best efforts to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Act at all times;

                  (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and


            9.6 Any provision of this Section 9 may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended upon the written consent of the Company and the Holders holding at least a majority of the Registrable Securities that are then outstanding, Upon the effectuation each such waiver or amendment, the Company shall promptly give written notice thereof to the Holders, if any, who have not previously received notice thereof or consented thereto in writing.

            9.7 Except to the extent any delay is due to the failure of a Holder to reasonably cooperate in providing to the Company such information as shall be reasonably requested by the Company for use in the bankruptcy filing and/or Securities and Exchange Commission filing, in the event that the stock is not free trading, the Company shall, for no additional consideration, pay to each Holder as liquidated damages and not as a penalty an amount in cash equal to two percent (2%) of the amount invested by such Holder for each 15 day period in which the bankruptcy filing and/or Securities and Exchange Commission filing remains unfiled; provided, however, that in no event shall the amount of liquidated damages payable by the Company to any Holder pursuant to this Section 9.7 exceed twenty four percent (24%) of the amount invested by such Holder.

      10. "Waiver and Amendment" ANY PROVISION OF THIS NOTE MAY BE AMENDED, WAIVED, MODIFIED, DISCHARGED OR TERMINATED SOLELY UPON THE WRITTEN CONSENT OF BOTH THE COMPANY AND NOTEHOLDER.

      11. "Assignment; Binding upon Successor and Assigns." The Company may not assign any of its obligations hereunder without the prior written notice of Noteholder. The terms and conditions of this Note shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties.

      12. "Waiver of Notice; Attorneys' Fees." The Company and all endorsers of this Note hereby waive notice, demand, notice of nonpayment, presentment, protest and notice of dishonor. If any action at law or in equity is necessary to enforce this Note or to collect payment under this Note, Noteholder shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which it may be entitled. Noteholder will be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

      13. "Construction of Note." The terms of this Note have been negotiated by the Company, the original holder of this Note and their respective attorneys and the language hereof will not be construed for or against either Company or Noteholder. Unless otherwise explicitly set forth, a reference to a Section will mean a section in this Note. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Note which will be considered as a whole.

      14. "Notices." Any notice or other communication required or permitted to be given under this Note shall be in writing, shall be delivered by hand or overnight courier service, by certified mail, postage prepaid, or by facsimile, and will be deemed given upon delivery, if delivered personally, one business day after deposit with a national courier service for overnight delivery, or one business day after transmission by facsimile with confirmation of receipt, and three days after deposit in the mails, if mailed, to the following addresses:

            (i) If to Noteholder:   Broad Investment Partners
                                    365 Denver Street
                                    Salt Lake City, Utah 84101

            (ii) If to Company:     Flexpoint Sensor Systems, Inc.
                                    47 East 7200 South, #204
                                    Midvale, Utah 84047

or to such other address as may have been furnished to the other party in writing pursuant to this Section 14, except that notices of change of address shall only be effective upon receipt.

      15. "Governing Law; Consent to Jurisdiction." This Note and all matters relating to this Note shall be governed by and construed in accordance with the internal laws (and not the law of conflicts of the State of Utah. Each of the parties submits to the jurisdiction of any state or federal court sitting in Salt Lake County, Utah, in any action or proceeding arising out of or relating to this Note or any other matter arising between the parties and agrees that all claims in respect of the action or proceeding shall be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Note or any other matter arising between the parties in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought.


                     [Signature page follows]

      IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name as of the date first above written. The company hereby agrees and accepts all of the obligations outlined in this convertible Note. Acceptance of this note has been approved by all officers and directors of Flexpoint Sensor Systems, Inc.


The Company:                             FLEXPOINT SENSOR SYSTEMS, INC.
                                         (a Nevada corporation)


                                              /s/ John Sindt
                                          By:_____________________________
                                               John Sindt, President


                                                   1/14/04
                                          Date: ___________________________


AGREED AND ACCEPTED:

The Noteholder:                           BROAD INVESTMENT PARTNERS
                                          (a Nevada company)


                                                  /s/ Franklin Plott
                                          By: _____________________________
                                                Title: Noteholder

                                                   1/13/04
                                          Date: ____________________________